UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

POLE PERFECT STUDIOS, INC.
(Exact name of registrant as specified in its charter)

            Nevada                                  333-150616                                     74-3237581

                 (State of incorporation)         (Commission File Number)       (I.R.S. Employer Identification No.)

3457 Rockcliff Place
Longwood, Florida 32779
(407) 773-4200
(Address of principal executive offices) (Zip Code)

                                                                                        Common Stock                                                                      N/A

(Title of each class to be registered)               (Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instructions A.(d), check the following box [X]

Securities Act registration statement file number to which this form relates: 333-150616

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock with a par value of $0.001 per share
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

A description of the Registrant's Common Stock is set forth under the caption "Description of Securities" contained in the prospectus included in the Company's Registration Statement on Form S-1 (File No. 333-150616) as originally filed with the Securities and Exchange Commission on May 2, 2008 (the "Registration Statement"), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

ITEM 2. EXHIBITS

     3.1  Articles of Incorporation (incorporated by reference from Pole Perfect Studios, Inc.’s    Registration Statement on Form S-1 filed on May 2, 2008, Registration No. 333-150616)

     3.2  By-laws (incorporated by reference from Pole Perfect Studios, Inc.’s Registration Statement on Form S-1 filed on May 2 2008, Registration No. 333-146735)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement on its behalf by the undersigned, thereto duly authorized.

POLE PERFECT STUDIOS, INC.

By: /s/Tammy Skalko
   __________________________
   President, Treasurer and Director

   October 22, 2008